Exhibit 5.1

November 26, 2012

Board of Directors

Stifel Financial Corp.

501 N. Broadway

St. Louis, MO 63102

Re: Stifel Financial Corp.

Ladies and Gentlemen:

We have acted as special counsel to Stifel Financial Corp., a Delaware corporation (the “Company”), in connection with the Company’s filing of a Registration Statement on Form S-4 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to up to 10,631,989 shares (the “Shares”) of Company common stock, par value $0.15 per share (the “Common Stock”), which are proposed to be issued in connection with the merger (the “Merger”), contemplated pursuant to the terms of that certain Agreement and Plan of Merger, dated as of November 5, 2012 (the “Merger Agreement”), among the Company, SFKBW One, Inc., a Delaware corporation and direct, wholly-owned subsidiary of the Company, SFKBW Two, LLC, a Delaware limited liability company and direct, wholly owned subsidiary of the Company, which is disregarded from the Company, and KBW, Inc., a Delaware corporation.

In connection herewith, we have examined:

(1) the Restated Certificate of Incorporation of the Company, as amended;

(2) the Amended and Restated Bylaws of the Company;

(3) the Merger Agreement; and

(4) the Registration Statement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements and instruments of the Company, certificates of public officials and officers of the Company, and such other documents, records and instruments, and we have made such legal and factual inquiries, as we have deemed necessary or appropriate as a basis for us to render the opinion hereinafter expressed. In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies or by facsimile or other means of electronic transmission, or which we obtained from the SEC’s Electronic Data Gathering, Analysis and Retrieval system (“Edgar”) or other sites maintained by a court or governmental authority or regulatory body and the authenticity of the originals of such latter documents. If any documents we examined in printed, word processed or similar form has been filed with the SEC on Edgar or such sites maintained by a court or governmental authority or regulatory body, we have assumed that the document so filed is identical to the document we examined except for formatting changes. When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and upon representations made in or pursuant to the certificates and statements of appropriate representatives of the Company.

Stifel Financial Corp. November 26, 2012 Page 2

Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Shares have been duly authorized by all necessary corporate action of the Company and, when (i) the Registration Statement becomes effective under the Securities Act, (ii) the Merger is completed in accordance with the Merger Agreement and (iii) the Shares have been duly issued and delivered by the Company and paid for pursuant to the Merger Agreement, the Shares will be validly issued, fully paid and nonassessable.

This opinion is not rendered with respect to any laws other than the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus filed as a part thereof. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the securities addressed herein. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Bryan Cave LLP